                                                                     EXHIBIT 4.3



                                RAZORFISH, INC.

                         REGISTRATION RIGHTS AGREEMENT


     This Agreement is made as of March 12, 1999, by and between Razorfish, Inc., a Delaware corporation (the "Company"), and Communicade Inc. (the "Investor").

                                 PREAMBLE

     WHEREAS, the Company proposes to sell and issue shares of its Class A Common Stock, par value $0.01 per share (the "Common Stock") in an initial public offering; and

     WHEREAS, the Investor currently holds 37.75% of the issued and outstanding shares of Common Stock; and

     WHEREAS, as a condition to its approval of the initial public offering, the Investor has requested that the Company extend to it registration rights as set forth below.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Investor agree as follows:

     Section 1.  Definitions.  As used in this Agreement, the following terms
                 -----------
shall have the following meanings:

        (a) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

        (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

        (c) "Initial Public Offering" shall mean the consummation of a bona fide, firmly underwritten public offering of Common Stock of the Company, registered under the Securities Act pursuant to a registration statement on Form S-1 (or any successor form thereto).

        (d) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which the Investor notifies the Company of its intention to offer Registrable Securities.

        (e) "Registrable Securities" shall mean all of the following to the extent the same have not been sold to any other person (i) the Common Stock held by Communicade on the date hereof; or (ii) stock issued in respect of stock referred to in (i) above in any reorganization; or

(iii) stock issued in respect of the stock referred to in (i) or (ii) as a result of a stock split, stock dividend, recapitalization or combination.

        (f) "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

        (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

        (h) "10% Option Shares" shall mean the shares of Common Stock acquired on the exercise of the option granted to the Investor pursuant to the Stockholders Agreement, dated as of October 1, 1998, among the Investor, Spray Ventures AB, Jeff Dachis, Craig Kanarick and the Company.

      Section 2.  Demand Registration.
                  -------------------

        (a) Subject to Section 10, if the Company shall receive from the Investor a written request that the Company effect any registration with respect to any outstanding Registrable Securities held by the Investor, the Company shall as soon as practicable use its best efforts to register all Registrable Securities which the Investor requests to be registered; provided, that the Company shall not be obligated to file a registration statement pursuant to this
Section 2:

                 (A) prior to the twelve-month anniversary of the Initial Public Offering;

                 (B) which would result in the registration of a greater number of the 10% Option Shares than the Investor would then be able to sell within a three-month period pursuant to Rule 144;

                 (C) within 90 days following the effective date of any registered offering of the Company's securities to the general public;

                 (D) if, at the time of such request, the Investor is able to immediately dispose of all of its Registrable Securities pursuant to the provisions of Rule 144;

                 (E) if the Company has effected such a registration within the previous nine-month period; or

                 (F) after the Company has effected five such registrations pursuant to this Section 2 and such registrations have been declared or ordered effective.

     Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within thirty (30) days (ninety (90) days in the event the Company is not eligible to use Form S-3 or any successor form thereto) after receipt of the request of the Investor and shall use reasonable best efforts to have such registration statement declared effective by the

Commission within thirty (30) days (ninety (90) days in the event the Company is not eligible to use Form S-3 or any successor form thereto) after filing whether or not all Registrable Securities requested to be registered can be included; provided, however, that if the Company shall furnish to the Investor a certificate signed by the President of the Company stating that in the good-faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed within such thirty-day (30-day) or ninety-day (90-day) period, as applicable, and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety
(90) days after the expiration of the initial period within which to file such registration statement; provided, that during such time the Company may not file a registration statement for securities to be issued and sold for its own account.

        (b) If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request. In such event or if an underwriting is required by subsection 2(c), if so requested in writing by the Company, the Investor shall negotiate with an underwriter selected by the Investor with the consent of the Company (such consent not to be unreasonably withheld) with regard to the underwriting of such requested registration. The Company and the Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise the Investor, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be reduced accordingly; provided, however,
                                                            --------
that securities of other holders to be included in such registration statement as a result of piggyback registration rights as well as any securities to be offered by the Company, its officers and employees shall be excluded from the registration statement prior to the exclusion of any Registrable Securities held by the Investor. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation shall be withdrawn from such registration.

        Section 3.  Piggyback Registration.
                    ----------------------

           (a) Subject to Section 10, if at any time following the twelve-month anniversary of the acquisition of the 10% Option Shares, the Company shall determine to register any of its securities, for its own account or the account of any of its security holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                (i) give the Investor written notice thereof as soon as practicable but in no event less than 15 days prior to filing the registration statement; and

                (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request of the Investor made within fifteen (15) days after receipt of such written notice from the Company, except as set forth in subsection (b) below.

        (b) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to subsection 3(a)(i). In such event, the right of the Investor to registration pursuant to this Section 3 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Investor's Registrable Securities in the underwriting to the extent provided herein. The Company, the Investor, and all other holders distributing their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities and other securities held by holders of piggyback registration rights to be included in the registration and underwriting. The Company shall so advise the Investor and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 3, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Investor and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Investor and other securities held by other holders at the time of filing the registration statement. If the Investor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        (c)  The Registrable Securities to be registered pursuant to this
Section 3 shall be limited so as not to result in the registration of a greater number of the 10% Option Shares than the Investor would then be able to sell within a three-month period pursuant to Rule 144.

     Section 4.  Nonpublic Information.  Any other provisions of this
                 ---------------------
agreement to the contrary notwithstanding, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 60 days (and for periods not exceeding, in the aggregate, 120 days in any 24-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company or its counsel, should not be disclosed.

     Section 5.  Expenses of Registration.
                 ------------------------

        (a) All of the following fees and expenses shall be borne by the Investor; (i) all out-of-pocket expenses incurred by the Company in connection with registrations pursuant to Section 2, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, (ii) all out-of-pocket expenses incurred by the Company in connection with registrations pursuant to Section 3 due solely to the inclusion of the Registrable Securities in such registration, and (iii) all underwriters' fees, discounts or commissions relating to Registrable Securities, fees of legal counsel for the Investor or any stock transfer tax or other tax imposed on the Investor.

        (b) Except as provided in Sections 5(a)(ii) and 5(a)(iii) above, the Company shall bear all expenses incurred in connection with registrations pursuant to Section 3 hereof.

      Section 6.  Registration Procedures.  In the case of each registration
                  -----------------------
effected by the Company pursuant to this Agreement, the Company will keep the Investor advised in writing as to the initiation of each registration and as to the completion thereof. The Company will:

        (a)  keep such registration continuously effective for periods of ninety
(90) days or such reasonable period necessary to permit the Investor to complete the distribution described in the registration statement relating thereto, whichever first occurs;

        (b) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 6(a) above;

        (c) furnish such number of prospectuses and other documents incident thereto as the Investor from time to time may reasonably request;

        (d) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

        (e) register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Investor or any underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in Section 6(a) above, provided that
                                                             --------
the Company shall not be required to register or qualify such Registrable Securities in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration;

        (f) cause all Registrable Securities covered by such registrations to be listed on each securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed; and

        (g) cause its accountants to issue to the underwriter, if any, or the Investor, if there is no underwriter, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;

        (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor or the underwriters, if any, reasonably, request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

        (i) make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Investor or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant or agent in connection with such registration statement; and

        (j) if the offering is underwritten, at the request of the Investor to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to the Investor, stating that such registration statement has become effective under the Securities Act and that
(A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by the Investor or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to the Investor, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

        (k) notify the Investor, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

        (l) take such other actions as shall be reasonably requested by the Investor.

     Section 7.  Lockup Agreement.  In consideration for the Company agreeing
                 ----------------
to its obligations under this Agreement, the Investor agrees in connection with any registration of the Company's securities (whether or not the Investor is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such reasonable period of time from the effective date of such registration as the Company and the underwriters may specify, so long as all stockholders holding more than one percent (1%) of the outstanding common stock and all officers and directors of the Company are bound by a comparable obligation.

     Section 8.  Information by Investor.  The Investor shall promptly
                 -----------------------
furnish to the Company information regarding the Investor, the distribution proposed by the Investor and such other information as the Company or its counsel may request in writing and as shall be required in connection with any registration referred to herein.

     Section 9.  Suspension of Sales.  The Investor agrees that, upon receipt
                 -------------------
of any notice from the Company of the happening of any event of the kind described in Section 6(k) (a "Suspension Notice"), the Investor will discontinue disposition of Registrable Securities until the Investor's receipt from the Company of copies of an supplemented or amended prospectus or a notice that the use of the then current prospectus may be resumed (either, the "Update"), and have received copies of any additional or supplemental filings which are incorporated by reference in such prospectus. If so directed by the Company, the Investor shall deliver to the Company all copies of the prospectus current at the time of receipt of the Suspension Notice. If the Company shall give a Suspension notice, the time periods set forth in Section 6(a) shall be extended by the days during the period from and including the date of the giving of such notice to and including the date of the Update.

     Section 10.  Termination of Rights.  All rights of the Investor under this
                  ---------------------
Agreement shall terminate at 5:00 p.m. Eastern time on the date five (5) years after the closing date of the Initial Public Offering.

     Section 11.  Rule 144 Reporting.  (a)  With a view to making available to
                  ------------------
the Investor the benefits of Rule 144 which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after ninety (90) days after the effective date of the Initial Public Offering to:

                (i) make and keep public information available, as those terms are understood and defined in Rule 144; and

                (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     Section 12.  Indemnification.
                  ---------------

        (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the

Investor, each underwriter of the Registrable Securities thereunder and each other person, if any, who controls the Investor or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Investor or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Investor, each of its officers, directors and partners, and each person controlling the Investor, each such underwriter and each person who controls such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Investor or such underwriter specifically for use therein.

        (b) The Investor will, if Registrable Securities held by or issuable to the Investor are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other holder of securities included in such registration, each of such holder's officers, directors and partners and each person controlling such holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such holders and such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor specifically for use therein; provided, however, the total amount for which the Investor, its officers, directors and partners, and any person controlling the Investor, shall be liable under this
Section 12(b) shall not in any event exceed the aggregate proceeds received by the Investor from the sale of Registrable Securities sold by the Investor in such registration.

        (c) Each party entitled to indemnification under this Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consents shall not be unreasonably withheld or delayed.

        (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the Investor and other selling holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

        (e) If the indemnification provided for in this Section 12 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 12(e) were determined by any method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the foregoing, the amount the Investor shall be obligated to contribute pursuant to this Section 12(e) shall be limited to an amount equal to the net proceeds to the Investor of the Restricted Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Investor has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities), provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section, except to the extent that the party from whom contribution is sought is materially adversely affected by such failure. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

        (f) The indemnification provided by this Section 12 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by the Investor and the expiration or termination of this Agreement.

     Section 13.  Miscellaneous.
                  -------------

        (a)  Amendments.  This Agreement may be amended only by a writing
             ----------
signed by the Investor and the Company. The Investor hereby consents to future amendments to this Agreement that permit future investors, other than employees, officers or directors of the Company, to be made parties hereto, provided that the rights granted to such future investors are identical or subordinate to the rights of the Investor hereunder.

        (b)  Notices, Etc.  All notices and other communications required or
             -------------
permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Investor, at the Investor's address set forth on the books of the Company, or at such other address as the Investor shall have furnished to the Company in writing, or (c) if to the Company, one copy should be sent to the Company's current address at 107 Grand Street, 3rd Floor, New York, NY 10013, or at such other address as the Company shall have furnished to the Investor. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate facsimile receipt, or, if sent by first class, postage prepaid mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

        (c)  Severability.  If any provision of this Agreement shall be held
             ------------
to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

        (d)  Dilution.  If, and as often as, there is any change in the Common
             --------
Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as adjusted.

        (e)  Governing Law.  This Agreement shall be governed by and construed
             -------------
under the laws of the State of New York without regard to principles of conflict of law.

        (f)  Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, all of which shall constitute a single instrument.

     IN WITNESS WHEREOF, the Company and the Investor have executed this agreement in counterparts as of the date first above specified.


                              The Company
                              -----------

                              RAZORFISH, INC.



                              By:____________________________________
                                 Name:
                                 Title:


                              The Investor
                              ____________

                              COMMUNICADE INC.



                              By:____________________________________
                                 Name:
                                 Title: